UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 4, 2025

SAFE AND GREEN DEVELOPMENT CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-41581	87-1375590
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

100 Biscayne Blvd., #1201

Miami, FL 33132

(Address of Principal Executive Offices, Zip Code)

(Former name or former address, if changed since last report.)

Registrant’s telephone number, including area code: 646-240-4235

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock, par value $0.001	SGD	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry Into a Material Definitive Agreement.

On April 4, 2025, Safe and Green Development Corporation (the “Company”) entered into an amendment (the “First Amendment”) to the Securities Purchase Agreement, dated August 12, 2024, as amended on August 30, 2024 (the “Purchase Agreement”), between the Company and Arena Special Opportunities Partners II, LP, Arena Special Opportunities (Offshore) Master, LP, Arena Special Opportunities Partners III, LP, and Arena Special Opportunities Fund, LP (collectively, the “Arena Investors”) in connection with the closing of the third tranche of its private placement offering (the “Offering”) with Arena Investors pursuant to which the Company issued 10% convertible debentures (the “Third Closing Debentures”) in the aggregate principal amount of Five Hundred Fifty Five Thousand Five Hundred Fifty Dollars ($555,555) to Arena Investors. The Third Closing Debentures were sold to the Arena Investors for a purchase price of $500,000, representing an original issue discount of ten percent (10%).

The Third Closing Debentures provide that so long as no Event of Default (as defined therein) has then occurred, upon the Third Registration Statement Effectiveness Date (as defined below), the Arena Investors will provide the Company with an additional $500,000 in cash and the then outstanding principal balance owing under the Third Closing Debentures will increase by Five Hundred Fifty Five Thousand Five Hundred Fifty Dollars ($555,555).

The Third Closing Debentures mature eighteen months from their date of issuance and bears interest at a rate of 10% per annum paid-in-kind (“PIK Interest”), unless there is an event of default under the applicable Third Closing Debenture. The PIK Interest shall be added to the outstanding principal amount of the applicable Third Closing Debenture on a monthly basis as additional principal obligations thereunder for all purposes thereof (including the accrual of interest thereon at the rates applicable to the principal amount generally). Each Third Closing Debenture is convertible, at the option of the holder, at any time, into such number of shares of the Company’s common stock (the “Common Stock”) equal to the principal amount of such Third Closing Debenture plus all accrued and unpaid interest at a conversion price equal to the lesser of (i) $1.6215, and (ii) 92.5% of lowest daily volume weighted average price (VWAP) of the Common Stock during the ten trading day period ending on such conversion date (the “Conversion Price”), subject to adjustment for any stock splits, stock dividends, recapitalizations and similar events, as well as anti-dilution price protection provisions, and subject to a floor price of $0.90 (subject to proportional adjustment for stock splits). Based upon the floor price, the maximum number of shares issuable upon conversion of the Third Closing Debentures issued on April 4, 2025, is 461,043 shares of Common Stock. In connection with the closing of the third tranche, the Company reimbursed Arena Investors $20,000.00 for its legal fees and expenses.

The Third Closing Debentures are redeemable by the Company at a redemption price equal to 115% of the sum of the principal amount to be redeemed plus accrued interest and penalties, if any. While the Third Closing Debentures are outstanding, if the Company or any of its subsidiaries receives cash proceeds from the issuance of equity or indebtedness (other than the issuance of additional secured convertible debentures as contemplated by the Purchase Agreement), in one or more financing transactions, whether publicly offered or privately arranged (including, without limitation, pursuant to an equity line purchase agreement (the “ELOC Purchase Agreement”) that the Company entered into with Arena Business Solutions Global SPC II, LTD (“Arena Global”) pursuant to which the Company shall have the right, but not the obligation, to direct Arena Global to purchase up to $50.0 million of the Company’s Common Stock), the Company shall, within two (2) business days of Company’s receipt of such proceeds, inform the holder of such receipt, following which the holder shall have the right in its sole discretion to require the Company to immediately apply up to 20% of all proceeds received by the Company to repay the outstanding amounts owed under the Third Closing Debentures.

The Third Closing Debentures contain customary events of default. Upon the occurrence and during the continuance of an event of default under the applicable Third Closing Debenture, interest shall accrue on the outstanding principal amount of such Third Closing Debenture at the rate of two percent (2%) per month and such default interest shall be due and payable monthly in arrears in cash on the first of each month following the occurrence of any event of default for default interest accrued through the last day of the prior month. If an event of default occurs, the holder may accelerate the full indebtedness under the applicable Third Closing Debenture in an amount equal to 150% of the outstanding principal amount plus 100% of accrued and unpaid interest. Subject to limited exceptions set forth in the Third Closing Debentures, the Third Closing Debentures prohibit the Company and, as applicable, its subsidiaries from incurring any new indebtedness that is not subordinated to the Company’s and, as applicable, any subsidiary’s obligations in respect of the Third Closing Debentures until the Third Closing Debentures are paid in full.

Pursuant to the First Amendment, the Company agreed to issue to the Arena Investors common stock purchase warrants (the “Third Closing Warrants”) on each applicable closing date to purchase a number of shares of the Company’s Common Stock (the “Warrant Shares”) equal to 20% (or in the case of any warrant issued on April 4, 2025, 50%) of the total principal amount of the related Third Closing Debentures purchased by the Arena Investors on such closing date divided by 92.5% of the lowest daily VWAP of the Common Stock during the ten trading day period immediately preceding such closing date, subject to adjustment upon the occurrence of certain events as set forth in such Third Closing Warrants. On April 4, 2025, the Company issued to the Arena Investors Third Closing Warrants to purchase 461,043 Warrant Shares.

The Third Closing Warrants expire five years from their date of issuance. The Third Closing Warrants are exercisable, at the option of the holder, at any time, at an exercise price (the “Exercise Price”) equal to the lesser of (i) $1.6215, and (ii) 92.5% of lowest daily volume weighted average price (VWAP) of the Common Stock during the ten trading day period immediately preceding the Third Registration Statement Effectiveness Date (as defined in the following paragraph), subject to adjustment for any stock splits, stock dividends, recapitalizations, and similar events, as well as anti-dilution price protection provisions. The Third Closing Warrants provide for cashless exercise under certain circumstances.

On April 4, 2025, the Company and the Arena Investors entered into a Registration Rights Agreement (the “RRA”) which provides that the Company will file with the Securities and Exchange Commission (the “SEC”) a registration statement to register the maximum number of Registrable Securities (as defined in the RRA) issuable under the Third Closing Debentures and the Third Closing Warrants as shall be permitted to be included thereon in accordance with applicable SEC rules. The First Amendment provides that the Company will use its reasonable best efforts to have the registration statement declared effective by the SEC no later than the “Third Registration Statement Effectiveness Date”, which is defined in the First Amendment as the 75th calendar day following April 4, 2025 (or, in the event of a “full review” by the SEC, no later than the 150th calendar day following April 4, 2025); provided, however, that if the registration statement will not be reviewed or is no longer subject to further review and comments, the Third Registration Statement Effectiveness Date will be the fifth trading day following the date on which the Company is so notified if such date precedes the date otherwise required above.

On April 4, 2025, the Company and the Arena Investors entered into a Global Amendment (the “Global Amendment”) to the common stock purchase warrants, dated as of August 12, 2024, and the common stock purchase warrants, dated as of October 25, 2024, previously issued to the Arena Investors (collectively, the “Existing Warrants”) to provide that the exercise price of the Existing Warrants shall be equal to the lesser of (i) $.1.6215, and (ii) 92.5% of lowest daily volume weighted average price (VWAP) of the Common Stock during the ten trading day period immediately preceding the Third Registration Statement Effectiveness Date, subject to adjustment for any stock splits, stock dividends, recapitalizations, and similar events, as well as anti-dilution price protection provisions.

Maxim Group LLC (“Maxim”) acted as financial advisor in the Offering. In connection with the closing of the third tranche of the Offering, the Company paid an advisory fee of $30,000 to Maxim.

The foregoing descriptions of the Third Closing Debentures, the Third Closing Warrants, the Global Amendment, the First Amendment, the RRA and the ELOC Agreement are qualified in their entirety by reference to the full text of such agreements, copies of which are attached hereto as Exhibits 4.1, 4.2, 4.3, 10.1, 10.2 and 10.3, respectively, and each of which is incorporated herein in its entirety by reference. The representations, warranties and covenants contained in such agreements were made only for purposes of such agreements and as of specific dates, were solely for the benefit of the parties to such agreements and may be subject to limitations agreed upon by the contracting parties.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation Under an Off-balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 above of this Current Report on Form 8-K is incorporated by reference in this Item 2.03.

Item 3.02. Unregistered Sales of Equity Securities.

The information set forth under Item 1.01 above of this Current Report on Form 8-K is incorporated by reference in this Item 3.02. The sale of the Third Closing Debentures and the Third Closing Warrants were, and the shares of the Company’s Common Stock to be issued upon the conversion of the Third Closing Debentures and upon exercise of the Third Closing Warrants will be, sold pursuant to an exemption from the registration requirements under Section 4(a)(2) of the Securities Act and/or Rule 506 of Regulation D promulgated thereunder. The securities have not been registered under the Securities Act and may not be offered or sold in the United States in the absence of an effective registration statement or exemption from the registration requirements.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

The following exhibits are filed with this Current Report on Form 8-K:

Exhibit Number	Exhibit Description
4.1*	Form of Debenture, dated April 4, 2025
4.2*	Form of Warrant, dated April 4, 2025
4.3*	Global Amendment, dated April 4, 2025
10.1*	First Amendment to Securities Purchase Agreement, dated April 4, 2025
10.2*	Registration Rights Agreement, dated April 4, 2025
10.3	Purchase Agreement, dated August 12, 2024 (incorporated by reference to Exhibit 10.5 of the Current Report on Form 8-K filed with the Securities and Exchange Commission on August 14, 2024)
104	Cover Page Interactive Data File (the cover page XBRL tags are embedded within the inline XBRL document)

*	Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SAFE AND GREEN DEVELOPMENT CORPORATION

Dated: April 10, 2025	By:	/s/ Nicolai Brune
		Name:	Nicolai Brune
		Title:	Chief Financial Officer

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